1 CERTIFICATE OF DESIGNATION OF SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF ELECTRIQ POWER HOLDINGS, INC. Pursuant to Section 151 of the General Corporation Law of the State of Delaware (as amended, supplemented or restated from time to time, the “DGCL”), Electriq Power Holdings, Inc., a corporation organized and existing under the DGCL (the “Corporation”) which was formerly known as TLG Acquisition One Corp., in accordance with the provisions of Section 103 thereof, does hereby submit the following: WHEREAS, the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of up to 4,500,000 shares of preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the board of directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to determine and fix the number of shares to be included in any series of Preferred Stock and the voting powers, full or limited, or no voting powers, and such designation, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of such series; and WHEREAS, it is the desire of the Board to determine and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such new series. NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the “Certificate of Designation”) determine and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows: 1. General. 4,500,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Fractional shares of Series A Preferred Stock may be issued that shall entitle a holder of shares of Series A Preferred Stock, in proportion to such holder of Series A Preferred Stock’s fractional shares, to exercise voting rights, to receive dividends, to participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. Series A Preferred Stock shall be issued in book entry form only and shall not be represented by certificates. The Series A Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, senior to the Corporation’s Class A common stock, par value $0.0001 per share (“Common Stock”), and each other class or series of capital stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend and distribution rights and rights on liquidation, winding-up or dissolution of the Corporation (the Common Stock and each such other class or series of capital stock, collectively, “Junior Securities”). 2. Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends, payable solely in the form of shares (or fractions thereof) of Series A Preferred Stock, shall accrue on each outstanding share (or fractional share) of Series A Preferred Stock at the rate per annum of fifteen percent (15.0%) of the Original Issue Price plus the amount (expressed as a number of shares of Series A Preferred Stock) of any previously accrued and unpaid dividends, compounded annually, on each such share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 2 or in Section 3, Section 5 or Section 6, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to declare such Accruing Dividends. The Accruing Dividends shall not be paid in cash and shall be paid only in the form of shares (or fractions of shares) of Series A Preferred Stock equal to (A) the Accruing Dividends accrued and unpaid as of the relevant Dividend Payment Date (as defined below) divided by (B) the Original Issue Price (as defined below). The Accruing Dividends shall be calculated and compounded annually in arrears on each anniversary of the date on which the first share of Series A Preferred Stock was issued (the “Original Issue Date”), or if any such date for payment is not a Business Day (as DocuSign Envelope ID: E634C67F-3684-463D-86AB-B82D75303C64

2 defined below), on the Business Day next succeeding such day (each such date being a “Dividend Record Date”). Accruing Dividends shall be paid in arrears on or prior to the day that is five (5) Business Days after each Dividend Record Date (each such date, regardless of whether any such Accruing Dividends have been declared, a “Dividend Payment Date”), unless prohibited by applicable law. The “Original Issue Price” shall mean $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. 3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales. 3.1 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), the holders of each share (or fractional share) of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of each share (or fractional share) of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount in cash equal to the Original Issue Price plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 3.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The amount which a holder of each share (or fractional share) of Series A Preferred Stock is entitled to receive under this Subsection 3.1 is hereinafter referred to as the “Liquidation Amount.” Upon payment of the Liquidation Amount in respect of a share of Series A Preferred Stock, such share shall no longer confer any rights, powers or preferences upon the holder. 3.2 Deemed Liquidation Events. 3.2.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock (the “Requisite Holders”) elect otherwise by written notice sent to the Corporation at least 30 days prior to the effective date of any such event: (a) a merger or consolidation in which: (i) the Corporation is a constituent party; or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary, or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; DocuSign Envelope ID: E634C67F-3684-463D-86AB-B82D75303C64

3 (c) the sale or transfer by the Corporation or its stockholders of more than fifty percent (50%) of the voting power of the Corporation in a transaction or series of related transactions other than in a transaction or series of transactions effected by the Corporation primarily for financing purposes; or (d) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) has become the direct or indirect “beneficial owner” (determined in accordance with Rule 13d-3 under the Exchange Act) of the shares of the Corporation’s voting securities representing more than 50% of the voting power of all of the Corporation’s then outstanding common equity (including then outstanding preferred equity voting on an as converted basis with common equity). 3.2.2 Effecting a Deemed Liquidation Event. (a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 3.2.1(a)(i), Subsection 3.2(c) or Subsection 3.2(d) unless the agreement or plan of merger, consolidation or stock acquisition for such transaction (collectively, the “Transaction Agreement”) provided that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsection 3.1. (b) In the event of a Deemed Liquidation Event referred to in Subsections 3.2.1(a)(ii) or 3.2.1(b), if the Corporation does not effect a dissolution of the Corporation under the DGCL within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause; (ii) to require the redemption of such shares of Series A Preferred Stock, and (iii) if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Liquidation Amount; provided, however, that any consideration that is payable to the stockholders of the Corporation only upon satisfaction of contingencies shall not be deemed to be Available Proceeds until such contingencies are satisfied and the Corporation has received and is irrevocably entitled to such consideration. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem each outstanding share (or fractional share) of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Section 5 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Subsection 3.2.2(b). Prior to the distribution or redemption provided for in this Subsection 3.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business. 3.2.3 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies, including any Available Proceeds (the “Additional Consideration”), the Transaction Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsection 3.1 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsection 3.1 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 3.2.3, consideration placed into DocuSign Envelope ID: E634C67F-3684-463D-86AB-B82D75303C64

4 escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration. 3.3 Remaining Assets. After the payment, or setting aside for payment, to the Holders of the full preferential amounts set forth in Section 3.1, the Corporation’s entire remaining assets legally available for distribution to the stockholders shall be distributed pro rata to the holders of the Common Stock. 3.4 Valuation of Non-Cash Assets. If any assets of the Corporation distributed to stockholders in connection with a Liquidation Event or a Deemed Liquidation Event are other than cash, then the value of such assets on the distribution date shall be their fair market value, as determined by the Board in good faith; provided, that any publicly-traded securities to be distributed to stockholders shall be determined as of the day (such day, the “Determination Date”) that is five Trading Days (as defined below) prior to the date of such distribution to the stockholders, and such securities shall be valued at the volume weighted average closing price of the securities on the primary market or exchange on which the securities are traded over a period of the twenty consecutive Trading Days the last day of which is the Trading Day before the Determination Date (the “Determination Period”). 4. Voting. Except as provided by law and in this Section 4, shares of the Series A Preferred Stock shall not confer on the holders thereof any right to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Corporation or any class thereof for their action or consideration at any stockholder meeting (or by written consent of stockholders in lieu of meeting), except that so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or action by written consent of the Requisite Holders, (i) alter or change the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation or the Certificate of Incorporation, bylaws or any similar document of the Corporation, in any such case, in a manner that is adverse to holders of the Series A Preferred Stock in any material respect, or (ii) (x) create, or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify, any capital stock unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or (y) increase the authorized number of shares of Series A Preferred Stock or any additional class or series of capital stock of the Corporation unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges. For the avoidance of doubt, neither (a) an adverse effect on the rights, preferences, privileges or voting power of the Common Stock nor (b) the authorization or issuance of any Junior Securities shall, in either case, be deemed to have an adverse effect on the powers, preferences or rights of the Series A Preferred Stock. 5. Mandatory Redemption. 5.1 General. The issued and outstanding Series A Preferred Stock shall be subject to mandatory redemption by the Corporation (the “Mandatory Redemption”) upon the date which is the third (3rd) anniversary of the Original Issue Date (or, if such date is not a Business Day, on the next succeeding Business Day) (the “Mandatory Redemption Date”). The Corporation shall apply all of its assets to any such Mandatory Redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders or any other applicable law. 5.1.1 On the Mandatory Redemption Date, each share (or fractional share) of Series A Preferred Stock (including shares of Series A Preferred Stock issued in payment of or payable in respect of Accruing Dividends whether or not declared) shall be redeemed by the Corporation in exchange for the Redemption Price (as defined below), payable by the Corporation, depending on the election of the holder as provided in Subsection 5.3.1, either in (i) cash equal to the Redemption Price for each share of Series A Preferred Stock so redeemed, or (ii) such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Redemption Price by the Fair Market Value (as defined below) of a share of Common Stock as of the Mandatory Redemption Date (the “Redemption Ratio”); provided that the Redemption Ratio to be used for such redemption into Common Stock shall be no greater than 10. The “Redemption Price” per share of Series A Preferred Stock outstanding shall be equal to the Series A Original Issue Price, subject to adjustment as provided below, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. 5.1.2 On and after the close of business on the Mandatory Redemption Date, upon the full payment of the Redemption Price for each Share of Series A Preferred Stock as provided in Subsection 5.1.1, (i) each share of DocuSign Envelope ID: E634C67F-3684-463D-86AB-B82D75303C64

5 Series A Preferred Stock that has been redeemed for either cash or Common Stock (including, in each case, fractional shares) shall be retired and cancelled, and (ii) Accruing Dividends with respect to each such share of Series A Preferred Stock shall cease to accrue and all rights whatsoever with respect to such shares shall terminate. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly. 5.1.3 For purposes of the Mandatory Redemption, the number of shares of Series A Preferred Stock outstanding shall, for the avoidance of doubt, be deemed to include the issuance of shares of Series A Preferred Stock issuable in respect of Accruing Dividends then accrued but undeclared or unpaid through the Mandatory Redemption Date. 5.1.4 “Fair Market Value” shall mean (a) if the Common Stock is then traded on one or more established markets or exchanges, the volume weighted average closing price of a share of Common Stock on the primary market or exchange on which the Common Stock is traded over the period of twenty consecutive Trading Days (as defined below) ending five Trading Days prior to the Mandatory Redemption Date or (b) if the Common Stock is not so traded, the value that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, and determined without regard to any discounts for minority interest, illiquidity or other discounts by a qualified independent professional appraiser selected by the Corporation. The cost of any independent appraisal in connection with the determination of Fair Market Value in accordance herewith shall be borne by the Corporation. A “Trading Day” shall be each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the Common Stock, as determined by the Board of Directors of the Corporation. 5.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon redemption of the Series A Preferred Stock in accordance with Subsection 5.1.1 above. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Fair Market Value (as defined below) of a share of Common Stock as of the Mandatory Redemption Date. Whether or not fractional shares would be issuable upon such redemption shall be determined on the basis of the total number of shares of Common Stock issuable as a result of such redemption to that holder of Series A Preferred Stock in accordance with Subsection 5.1 above. 5.3 Mechanics of Redemption. 5.3.1 Notice. No later than fifteen (15) days prior to the Mandatory Redemption Date, the Corporation shall provide written notice to each holder of Series A Preferred Stock of the Mandatory Redemption Date, and no later than five (5) days after receipt of such notice, each holder of Series A Preferred Stock shall provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) either that such holder elects to receive the Redemption Price with respect to the Mandatory Redemption of all of such holder’s shares of Series A Preferred Stock either in the form of shares of Common Stock or in cash. Such notice shall state such holder’s name or the names of the nominees in which, if payment of the Redemption Price in the form of shares of Common Stock is elected, such holder wishes the shares of Common Stock to be issued. If a holder of Series A Preferred Stock does not timely deliver a notice compliant with this Subsection 5.3.1, the Corporation may in its sole discretion elect to pay the Redemption Price in respect of such holder’s redeemed shares either in the form of shares of Common Stock or in cash, as calculated in accordance with Subsection 5.1. 5.3.2 Reservation of Shares. (a) Common Stock. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the redemption of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the redemption of all outstanding Series A Preferred Stock assuming payment in the form of Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the redemption of all then outstanding shares of the Series A Preferred Stock in the form of Common Stock, the Corporation shall take such corporate action as may be necessary to increase its DocuSign Envelope ID: E634C67F-3684-463D-86AB-B82D75303C64

6 authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Redemption Price below the then par value of the shares of Common Stock issuable upon redemption of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Redemption Price. (b) Series A Preferred Stock. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the payment of the Accruing Dividends, such number of its duly authorized shares of Series A Preferred Stock as shall from time to time be sufficient to effect the payment of all Accruing Dividends; and if at any time the number of authorized but unissued shares of Series A Preferred Stock shall not be sufficient to effect the payment of all then accrued but unpaid Accruing Dividends, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series A Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. 5.3.3 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon redemption of shares of Series A Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so redeemed were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. 5.4 Adjustment for Merger or Reorganization, etc. Subject to Section 3.2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be redeemable in lieu of the Common Stock into which it was redeemable prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon redemption of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Redemption Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the redemption of the Series A Preferred Stock. 5.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Redemption Price pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth the Redemption Price then in effect. 5.6 Notice of Record Date. In the event: (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon redemption of the Series A Preferred Stock) for the purpose of entitling or DocuSign Envelope ID: E634C67F-3684-463D-86AB-B82D75303C64

7 enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice. 6. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise rights granted to the holders of Series A Preferred Stock following redemption. 7. Dividends on Junior Securities. Subject to the succeeding sentence, so long as any share of Series A Preferred Stock remains outstanding: (a) no dividend shall be set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities; and (b) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, without, in each case, the affirmative vote or action by written consent of the Requisite Holders. Notwithstanding anything to the contrary, this Section 7 will in no event prohibit or otherwise limit any of the following: (i) any dividend or distribution payable solely in Junior Securities, together with cash in lieu of any fractional security; (ii) purchases, redemptions or other acquisitions of any Junior Securities in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business and consistent with past practices of the Corporation prior to the Original Issue Date, (iii) purchases of, or other payments in lieu of the issuance of, fractional interests in any Junior Securities pursuant to the conversion, exercise or exchange provisions of such Junior Securities or of any securities convertible into, or exercisable or exchangeable for, Junior Securities; (iv) any dividends or distributions of rights or Junior Securities in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the exchange, reclassification or conversion of Junior Securities for or into other Junior Securities (together with the payment of cash in lieu of fractional securities); and (vi) the adoption and implementation of an employee stock purchase program on customary terms. 8. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the Requisite Holders. 9. Next Business Day. Whenever any payment or other obligation pursuant to this Certificate of Designation shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. For the purposes hereof, “Business Day” shall mean any day other than a Saturday, a Sunday, or any day which is a federal legal holiday in the United States or on which banking institutions in the State of New York are authorized or required by law or governmental action to close. 10. Notices. Any notice required or permitted by the provisions of this Certificate of Designation to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission. DocuSign Envelope ID: E634C67F-3684-463D-86AB-B82D75303C64

8 11. Transfer Restrictions. The Series A Preferred Stock may not be Transferred (unless it is a Permitted Transfer) at any time prior to the Mandatory Redemption Date without the prior written consent of the Board of Directors of the Corporation. “Transferred” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii). “Permitted Transfer” means any Transfer (i) to any officers or directors of the Corporation, any Affiliates or family members of any of the Corporation’s officers or directors, any members of TLG Acquisition Founder LLC, a Delaware limited liability company (“Sponsor”), or any Affiliates of Sponsor; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family or an Affiliate of such individual, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; or (v) by virtue of the laws of the State of Delaware or Sponsor’s limited liability company agreement upon dissolution of Sponsor. “Affiliate” means, with respect to any specified person or entity, any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified person or entity. The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or other ownership interest, by contract or otherwise, and the terms “controlled” and “control” have meanings correlative thereto. [Signature page follows] DocuSign Envelope ID: E634C67F-3684-463D-86AB-B82D75303C64

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by the undersigned on this 31st day of July, 2023. By: Name: Frank Magnotti Title: Chief Executive Officer DocuSign Envelope ID: E634C67F-3684-463D-86AB-B82D75303C64